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                                                                     EXHIBIT 1.1

                                3,000,000 SHARES

                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                             DATED AUGUST ___, 2003

                               JMP SECURITIES LLC

                    STIFEL, NICOLAUS & COMPANY, INCORPORATED

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                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
                        3,000,000 SHARES OF COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT

                                                                 August __, 2003

JMP SECURITIES LLC
STIFEL, NICOLAUS & COMPANY, INCORPORATED
         As Representatives of the Several Underwriters
c/o JMP SECURITIES LLC
One Embarcadero Center, Suite 2100
San Francisco, California 94111

Ladies and Gentlemen:

         INTRODUCTORY. Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "COMPANY), proposes to issue and sell to the several underwriters named in Schedule A (the "List of Underwriters") attached hereto (collectively, the "UNDERWRITERS") an aggregate of 3,000,000 shares (the "FIRM OFFERED SHARES") of its Common Stock, par value $.01 per share (the "COMMON STOCK") in accordance with the terms and conditions set forth in this Underwriting Agreement (the "AGREEMENT"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 450,000 shares (the "OPTIONAL OFFERED SHARES") of Common Stock, as provided in Section 2 ("Purchase, Sale, and Delivery of the Offered Shares"). The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the "OFFERED SHARES." JMP Securities LLC ("JMP") and Stifel, Nicolaus & Company, Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Offered Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-2 (File No. 333-[___]), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), including all documents incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), is called the "REGISTRATION STATEMENT." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(b) REGISTRATION STATEMENT," and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, is called the "PROSPECTUS;" provided, however, if the Company has, with the consent of JMP, elected to rely upon Rule 434 under the Securities Act, the term "PROSPECTUS" shall include the Company's prospectus subject to completion dated July ___, 2003 (each, a "PRELIMINARY PROSPECTUS"), together with the applicable term sheet (the

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"TERM SHEET") prepared and filed by the Company with the Commission under Rules
434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included," or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Company hereby confirms its agreements with the Underwriters as follows:

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants, and covenants to each Underwriter as follows:

                           (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

                           Each preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus, as of its date and at all subsequent times, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, the preliminary prospectus, the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents

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         required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

                           (b)      Offering Materials Furnished to the
         Underwriters. The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, conformed copies of the Registration Statement (without exhibits), preliminary prospectuses, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have requested.

                           (c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as hereinafter defined) or the completion of the Underwriters' distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus, or the Registration Statement.

                           (d) The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                           (e) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, and non-assessable.

                           (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

                           (g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the
         Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "MATERIAL ADVERSE CHANGE"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct, or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company or, except for dividends paid to the Company or its other subsidiaries, any of its subsidiaries on any class of capital stock, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                           (h) Independent Accountants. Deloitte & Touche LLP ("DELOITTE"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the

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         Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities
         Act.

                           (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly
         (i) the consolidated financial position of the Company and its consolidated subsidiaries and (ii) the consolidated financial position of each of the Company's unconsolidated subsidiaries and their respective subsidiaries, in each case as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States, ("GAAP") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary-Summary Historical Financial Data," "Pro Forma Financial Data," "Capitalization" "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Registration Statement.

                           (j) Organization and Good Standing of the Company and Its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization and has full power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Prospectus, all of the issued and outstanding capital stock, partnership interests or membership interests, as applicable, of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

                           (k) Subsidiaries of the Company The Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the subsidiaries listed in
         Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                           (l) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

                           (m) Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus).

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         The Common Stock (including the Offered Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

                           (n) Lock-up Agreements. Each director and officer of the Company has agreed to sign an agreement (the "LOCK-UP AGREEMENT") substantially in the form attached hereto as Exhibit B (the "Form of Lock-up Agreement"). The Company has provided to counsel for the Underwriters true, accurate, and complete copies of all of the lock-up agreements presently in effect or effected hereby, including the Lock-Up Agreements. The Company hereby represents and warrants that it will not release any of its officers, directors, or other stockholders from any lock-up agreements currently existing or hereafter effected without the prior written consent of JMP.

                           (o) Stock Exchange Listing. The Offered Shares have been approved for listing on the American Stock Exchange (the "AMEX"), subject only to official notice of issuance.

                           (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or is in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities

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         Act, applicable state securities or blue sky laws and from the
         National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                           (q) No Material Actions or Proceedings. There is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, (iii) relating to environmental or discrimination matters, or (iv) that could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated hereby or presents a reasonable possibility that such action, suit, or proceeding might be determined adversely to the Company or such subsidiary.

                           (r) Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

                           (s) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their businesses as now conducted or as proposed to be conducted, as described in the Registration Statement, the Prospectus, and any respective amendments or supplements thereto. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property Rights. There is no claim being made against the Company or any of its subsidiaries regarding any kind of Intellectual Property Right. The Company and its subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

                           (t) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current licenses, certificates, authorizations, or permits issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

                           (u) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims, and other defects. The real property, improvements, equipment, and personal property held under lease by the Company

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         or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such subsidiary.

                           (v) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. The Company's unconsolidated subsidiaries have filed all necessary federal, state, and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them. The Company's unconsolidated subsidiaries have made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of such unconsolidated subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any of its subsidiaries.

                           (w) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Offered Shares.

                           (x) Company Not an "Investment Company" The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the Offered Shares and application of the net proceeds therefrom will not be, an "investment company," or an entity "controlled" by an "investment company," within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                           (y) Exchange Act Compliance. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, at the First Closing Date, and at the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (z) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and Directors and Officers liability. The Company and

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         each of its subsidiaries will be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied. The Company shall (i) obtain Directors and Officers liability insurance in the minimum amount of $10,000,000 which shall apply to the offering contemplated hereby, (ii) cause the Underwriters to be added to such policy such that up to $500,000 of its expenses pursuant to Section 11 ("Termination of this Agreement") shall be paid directly by such insurer, and (iii) shall cause the Underwriters to be added as additional insureds to such policy in respect of the offering contemplated hereby.

                           (aa) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action which was designed to, or that might be expected to cause or result in, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Offered Shares. The Company has not taken, directly or indirectly, any action that stabilized or manipulated the price of any security of the Company.

                           (bb) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required. Except as disclosed in the Prospectus, there are no other material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, which are required to be disclosed in the Prospectus.

                           (cc) Company's Accounting System. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (dd) Management Agreement. To the knowledge of the Company, the Company is not in breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement dated January 1, 1998 (the "Management Agreement") by and between the Company and Hanover Capital Partners Ltd., except where such breaches or defaults that are not reasonably likely to result in a Material Adverse Change.

                           (ee) No Reliance on Underwriters. The Company has not relied upon the Underwriters or counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Offered Shares other than with respect to the NASD and the blue sky laws;

                           (ff) REIT Status. Commencing with its taxable year ended December 31, 1997, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of

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         operation will enable it to satisfy the requirements for qualification as a real estate investment trust under the Code.

                           (gg) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

                           (hh) Compliance with Environmental Laws. Except as otherwise disclosed in the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and its subsidiaries are in compliance with all federal, state, local, or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products (collectively, the "MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern (collectively, the "ENVIRONMENTAL LAWS"), which includes, but is not limited to, compliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or compliance with the terms and conditions thereof, and neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action, or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees, or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, the "ENVIRONMENTAL CLAIMS"), pending or threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. The Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws.

                           (ii) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations, and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties, or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

                           (jj) ERISA Compliance. Except as otherwise disclosed in the Prospectus, the Company and its subsidiaries and any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries, or their "ERISA AFFILIATES" (as hereinafter defined) are in compliance in all respects with ERISA (including, but not limited to, the fiduciary duty provisions of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA), the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the "CODE"), the Securities Act and the Exchange Act. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, of which the Company or such subsidiary is a member. No "reportable event" (as defined in Section 4043 of ERISA) has occurred or is expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA). Neither the Company, its subsidiaries, nor any of their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. There is no lien nor is there expected to be a lien under Code Section 412(n). There is no pending or threatened litigation (other than routine claims for benefits) or government audit with respect to any "employee benefit plan."

                           (kk) Sarbanes-Oxley Compliance. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, including the rules promulgated by AMEX pursuant thereto.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

         SECTION 2. PURCHASE, SALE AND DELIVERY OF THE OFFERED SHARES.

                           (a) The Firm Offered Shares. The Company agrees to issue and sell to the Underwriters the Firm Offered Shares upon the terms herein set forth. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the Firm Offered Shares set forth opposite their names on Schedule A attached hereto. The purchase price per Firm Offered Share to be paid by the Underwriters to the Company shall be $___ per share.

                           (b)      The First Closing Date. Delivery of
         certificates for the Firm Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of

         JMP Securities LLC, One Embarcadero Center, Suite 2100, San Francisco, California 94111 (or such other place as may be agreed to by the Company and the Representatives) at 7:00 a.m. San Francisco time, on August _____, 2003, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "FIRST CLOSING DATE"); provided, however, that if the Company has not made available to the Representatives copies of the Prospectus within the time provided in Section 2(e) ("Payment for the Offered Shares") and Section 3(d) ("Copies of Any Amendments and Supplements to the Prospectus") hereof, the Representatives may, in their sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representatives. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of
         Section 10 ("Default of an Underwriter").

                           (c) The Optional Offered Shares; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Offered Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Offered Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Offered Shares are to be registered, and (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the "SECOND CLOSING DATE" and shall be determined by the Representatives and shall not be earlier than three
         (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on Schedule A attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

                           (d) Public Offering of the Offered Shares. The Representatives hereby advise the Company that they intend to offer for sale to the public, as described in the Prospectus the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

                           (e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

                  It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. JMP, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                           (f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Representatives and the several Underwriters have agreed to purchase to an account or accounts at The Depository Trust Company as designated by the Representatives for the accounts of the Representatives and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Representatives so elect at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Company shall deliver, or cause to be delivered, to the Representatives for the account of the several Underwriters, certificates for the Firm Offered Shares and the Optional Offered Shares the Underwriters have agreed to purchase from the Company at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two
         (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in San Francisco as the Representatives may designate.

                           (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY. The Company further covenants and agrees with each Underwriter as follows:

                           (a)      Representatives' Review of Proposed
         Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "PROSPECTUS DELIVERY PERIOD"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities
         Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives object.

                           (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, and 434, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

                           (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus to comply with the law, the Company agrees to promptly prepare (subject to Section 3(a) ("Representatives' Review of Proposed Amendments and Supplements")), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                           (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated by reference therein) as the Representatives may request.

                           (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions designated by the Representatives, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representatives may request for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                           (f) Notice of Subsequent Events Affecting the Market Price of the Common Stock or Offered Shares. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication, or event relating to or affecting the Company shall occur, as a result of which, in the sole opinion of the Representatives in their sole discretion, the market price of the Offered Shares or Common Stock has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith prepare, consult with the Representatives concerning the substance of and disseminate a press release, or other public statement, satisfactory to the Representatives, responding to or commenting on such rumor, publication, or event.

                           (g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

                           (h) Transfer Agent. The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

                           (i) Earnings Statement. As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement (which need not be audited) covering the twelve (12)-month period ending on the final day of the quarter that includes the one year anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) under the Securities Act), in satisfaction of Section 11(a) of the Securities Act.

                           (j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the AMEX all reports and documents required to be filed under the Exchange Act.

                           (k) Agreement Not to Offer or Sell Additional Securities. During the period of ninety (90) days following the date of the Prospectus (the "LOCK-UP PERIOD"), the Company will not, without the prior written consent of JMP (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, otherwise dispose of, transfer, or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), or otherwise dispose of any Securities (as defined in Exhibit B (the "LOCK-UP AGREEMENT") attached hereto) or any securities that relates to or derives any significant part of its value from the Securities; provided, however, that the Company may issue (i) options to purchase its Common Stock pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, or (ii) Common Stock upon the exercise of such options described in clause (i), but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during the

         Lock-up Period without the prior written consent of JMP (which consent may be withheld in its sole discretion).

                           (l) Future Reports to the Representatives. During the period of five (5) years hereafter, the Company will furnish to the Representatives c/o JMP Securities LLC, One Embarcadero Center, Suite 2100, San Francisco, California 94111, Attention: Carter D. Mack:
         (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity, and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other report filed by the Company with the Commission, the NASD, or any securities exchange, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

                           (m) Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to
         Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

                  JMP, on behalf of the Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 ("Representations and Warranties of the Company") hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

                           (a) Accountants' Original Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives (the "ORIGINAL LETTER"). The Original Letter shall (i) represent, to the extent true, that they independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth their opinion with respect to their examination of (x) the consolidated balance sheets of the Company as of December 31, 2001 and December 31, 2002 and related consolidated statements of operations, shareholders' equity, and cash flows for the three years ended December 31, 2002, (y) the consolidated balance sheet of each of Hanover Capital Partners Ltd. and Hanovertrade, Inc. as of December 31, 2001 and December 31, 2002 and related consolidated statements of operations, shareholders' equity, and cash flows for the three years ended December 31, 2002, and (z) any prospective financial statements and/or pro forma financial information examined (iii) state that Deloitte has performed the procedures set out in Statement on Auditing Standards ("SAS") No. 71 for a review of interim financial information and providing the report of Deloitte as described in SAS No. 71 on the financial statements for each of the quarters ended March 31, 2002 and March 31, 2003 (the "QUARTERLY FINANCIAL STATEMENTS"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with GAAP consistently applied across the periods presented (v) state that Deloitte has performed the procedures set forth in Statement on Standards for Attestation Engagements No. 8 on the information included in the Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" and describe or attach their report thereon (as described by SAS No. 86), and (vi) address other matters agreed upon by Deloitte and the Underwriters. In addition, the Underwriters shall have received from Deloitte a letter addressed to the Company and made available to the Underwriters for their use stating that Deloitte's review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 2002, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

                           (b) Accountants' Bring-down Comfort Letter. The Representatives shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Deloitte addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the Original Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information.

                                    If the letter shall disclose any change in
         the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Representatives may terminate this Agreement in accordance with the last paragraph of this Section 4.

                           (c) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

                                    (i)      the Company shall have filed the
                           Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

                                    (ii)     no stop order suspending the
                           effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

                                    (iii)    any request of the Commission for
                           additional information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of Underwriters' counsel; and

                                    (iv)     the NASD shall have raised no
                           objection to the fairness and reasonableness of the underwriting terms and arrangements.

                           (d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date, in the judgment of the Representatives, there shall not have occurred any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representatives, is material and adverse and that makes it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus.

                           (e) Opinion of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Piper Rudnick LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit A ("Form of Legal Opinion of Counsel for the Company").

                           (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Alston & Bird LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representatives. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

                           (g) Officers' Certificate. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection
         (c) ("Compliance with Registration Requirements; No Stop Order; No Objection from NASD") and subsection (d) ("No Material Adverse Change") of this Section 4, and further to the effect that:

                                    (i)      Subsequent to the respective dates
                           as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries, considered as one entity, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity;

                                    (ii)     When the Registration Statement
                           became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act, as the case may be; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

                                    (iii)    the representations, warranties,
                           and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                                    (iv)     the Company has complied with all
                           the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

                           (h) Lock-Up Agreement from Certain Stockholders of the Company. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B (the "LOCK-UP AGREEMENT") attached hereto from each officer and director of the Company. Such Lock-up Agreements shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

                           (i) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that
Section 5 ("Payment of Expenses"), Section 6 ("Reimbursement of Underwriters' Expenses"), Section 8 ("Indemnification"), Section 9 ("Contribution"), and
Section 12 ("Representations and Indemnities to Survive Delivery") shall at all times be effective and shall survive such termination.

         SECTION 5. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs),
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing including the Offered Shares on the AMEX, (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," and (x) all other fees, costs, and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5 ("Payment of Expenses"), Section 6 ("Reimbursement of Underwriters' Expenses"), Section 8 ("Indemnification"), and Section 9 ("Contribution") hereof, the Underwriters shall pay their own expenses.

         SECTION 6. REIMBURSEMENT OF THE UNDERWRITERS' EXPENSES.

                           (a) Completion of Offering. If the Firm Offered Shares are sold to the Underwriters as contemplated by Section 2(a), the Company shall (i) reimburse the Representatives upon request for its reasonable out-of-pocket expenses incurred in connection with its services under this Agreement, up to a maximum amount of $25,000, and
         (ii) reimburse the Representatives for the fees and expenses of its legal counsel, up to a maximum of $75,000.

                           (b)      Termination by the Company. If this
         Agreement is terminated by the Company, the Company shall (i) reimburse the Representatives upon request for its reasonable out-of-pocket expenses incurred in connection with its services under this Agreement, up to a maximum amount of $12,500, and (ii) reimburse the Representatives for the fees and expenses of its legal counsel, up to a maximum of $37,500.

                           (c) Termination by the Underwriters. If this Agreement is terminated by the Representatives pursuant to Section 4 ("Conditions of the Obligations of the Underwriters"), the Company shall (i) reimburse the Representatives upon request for its reasonable out-of-pocket expenses incurred in connection with its services under this Agreement, up to a maximum amount of $12,500, and (ii) reimburse the Representatives for the fees and expenses of its legal counsel, up to a maximum of $37,500.

                           (d) JMP will provide receipts for all amounts greater than $500, and all expenses of JMP and JMP's legal counsel will be passed on to the Company at cost.

         SECTION 7. EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto, and (ii) effectiveness of the Registration Statement under the Securities Act. If this Agreement is executed but does not become effective, the terms of engagement letter by and between the Company and JMP, dated July [9], 2003, shall remain in full force and effect notwithstanding Section 1.3 thereof.

         SECTION 8. INDEMNIFICATION.

                           (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Shares, and including, without limitation, statements communicated to securities analysts employed by the Underwriters; or
         (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), or (v) above, provided, however, that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by JMP) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, further, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent that such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto); provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 ("Purchase, Sale, and Delivery of the Offered Shares") and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. "LOSS" shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the "LOSSES"). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                           (b)      Indemnification of the Company, Its
         Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact contained in the any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                           (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9 ("Contribution")), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                           (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

         SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 ("Indemnification") is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) ("Notifications and Other Indemnification Procedures"), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this
Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A attached hereto. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commission received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

         SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A (the "List of Underwriters") attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of
Section 5 (the "Payment of Expenses"), Section 6 (the "Reimbursement of Underwriters' Expenses"), Section 8 ("Indemnification"), and Section 9 ("Contribution") shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the AMEX, or trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the AMEX shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, New Jersey or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial, or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, or other calamity of such character as in the sole judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives pursuant to Section 5 ("Payment of Expenses") and Section 6 ("Reimbursement of Underwriters' Expenses") hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 ("Indemnification") and Section 9 ("Contribution") shall at all times be effective and shall survive such termination.

         SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

         SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

         JMP Securities LLC
         Stifel, Nicolaus & Company, Incorporated
         c/o JMP Securities LLC
         One Embarcadero Center, Suite 2100
         San Francisco, California 94111
         Facsimile: (415) 263-1337
         Attention: Carter D. Mack

with a copy to:

         Alston & Bird LLP
         601 Pennsylvania Avenue, N.W.
         North Building, 10th Floor
         Washington, DC 20004
         Facsimile: (202) 756-3333
         Attention: Jonathan H. Talcott

If to the Company

         Hanover Capital Mortgage Holdings, Inc.
         379 Thornall Street
         Edison, New Jersey 08837
         Facsimile: (732) 548-0286
         Attention: John A. Burchett

with a copy to:

         Piper Rudnick LLP
         6225 Smith Avenue
         Baltimore, Maryland 21209-3600
         Facsimile: (410) 580-3780
         Attention: R.W. Smith, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

         SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriter pursuant to Section 10 ("Default of an Underwriter"), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 ("Indemnification") and Section 9 ("Contribution"), and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Offered Shares as such from the Underwriters merely by reason of such purchase.

         SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         SECTION 16. GOVERNING LAW PROVISIONS.

                           (a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

                           (b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party's address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 ("Indemnification") and the contribution provisions of Section 9 ("Contribution"), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to
                                       26
assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                            Very truly yours,

                            HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

                            By:________________________________________________
                               John A. Burchett
                               Chairman, President and Chief Executive Officer

         The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

JMP SECURITIES LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: JMP SECURITIES LLC

By: _________________________________________
    Name:
    Title:

                                   SCHEDULE A

                            LIST OF THE UNDERWRITERS

                                                                                    Number of Firm Offered Shares to
                                   Underwriters                                               be Purchased
--------------------------------------------------------------------------------    --------------------------------
JMP Securities LLC..............................................................
Stifel, Nicolaus & Company, Incorporated........................................

         Total..................................................................                3,000,000

                                  Schedule B-1

                                    EXHIBIT A

                 FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY

         This is the form of opinion of counsel for the Company to be delivered pursuant to Section 4(d) ("Conditions of the Obligations of the Underwriters") of the Underwriting Agreement. References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date. Capitalized terms herein shall, unless the context indicates otherwise, have the same meanings as in the Agreement. Any reference in one section hereof to another section or a schedule attached to the Agreement shall be deemed to incorporate the matters addressed in such referenced section or schedule.

                  (i) The Company and each subsidiary (as defined in Rule 405 under the Securities Act) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its organization.

                  (ii) The Company and each subsidiary has the full power and authority to own, lease, operate its properties, and conduct its business as described in the Prospectus.

                  (iii) The Company and each subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

                  (iv) The Company and its subsidiaries possess such valid and current licenses, certificates, authorizations, or permits issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit.

                  (v) Commencing with its taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's current and proposed method of operation will enable it to satisfy the requirements for qualification as a real estate investment trust under the Code.

                  (vi) To the best knowledge of such counsel, the Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the subsidiaries listed in
         Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                  (vii) All of the issued and outstanding capital stock, partnership interests or membership interests, as applicable, of each such subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right arising under the certificate of incorporation or Maryland General Corporation Law, or any co-sale right, right of first refusal or other similar right, and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or any pending or threatened claim.

                                   Exhibit A-1

                  (viii) The authorized, issued, and outstanding capital stock of the Company (including the Common Stock) conform to the descriptions thereof set forth in the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive right arising under the charter or Maryland General Corporation Law, or any co-sale right, right of first refusal, or other similar right. Furthermore, such shares of Common Stock have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the charter and bylaws of the Company and Maryland General Corporation Law.

                  (ix) The description of the Company's stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

                  (x) No stockholder of the Company or any other person has any preemptive right, right of first refusal, or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or bylaws of the Company or Maryland General Corporation Law or (ii) otherwise.

                  (xi) The Underwriting Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (xii) The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid, and non-assessable, and will not have been issued in violation of or subject to any preemptive right arising under the charter or Maryland General Corporation Law, or any co-sale right, right of first refusal, or other similar right.

                  (xiii) The Registration Statement has become effective under the Securities Act and the offer and sale of the Offered Shares have been registered under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

                  (xiv) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus including any document incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                                   Exhibit A-2

                  (xv) The Offered Shares have been approved for listing on the AMEX.

                  (xvi) The statements (i) in the Prospectus under the captions "Risk Factors--Risks Related to Our Status as REIT and Our Investment Company Act Exemption," "Risk Factors - Risks Related to this Offering and Our Corporate Structure," "Management's Discussion and Analysis and Results of Operations - Liquidity," "Our Company - Legal Proceedings" "Federal Income Tax Considerations," "Description of Our Capital Stock; Selected Provisions of Maryland Law and Our Charter and By-laws" and "Underwriting" and (ii) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or bylaw provisions, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                  (xvii) Each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

                  (xviii) There are no legal or governmental actions, suits, or proceedings pending or threatened against the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus or any incorporated document by the Securities Act or by the Exchange Act other than those disclosed therein.

                  (xix) There are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof and references thereto are correct in all material respects.

                  (xx) No consent, approval, authorization, or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company's execution, delivery, and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby and by the Prospectus, except as required under the Securities Act, applicable state securities or blue sky laws, applicable federal or provincial laws of Canada, and by the NASD.

                  (xxi) The execution and delivery of the Underwriting Agreement by the Company, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered), and the consummation of the transactions herein contemplated (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or bylaws of the Company or any of its subsidiaries; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any evidence of indebtedness of the Company or its subsidiaries, or any lease, contract, indenture, instrument to which the Company or any of its subsidiaries is a party or by which their respective properties are bound, or (B) any other material Existing Instrument; or (iv) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company or any of its subsidiaries.

                                   Exhibit A-3

                  (xxii) The Company is not, and after receipt of payment for the Offered Shares will not be, an "investment company" within the meaning of Investment Company Act.

                  (xxiii) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

                  (xxiv)   Neither the Company nor any of its subsidiaries is
         (i) in violation of its charter or bylaws or any law, administrative regulation, or administrative or court decree applicable to the Company or any of its subsidiaries or (ii) in Default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company, and with the Underwriters at which the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to their attention which would lead them to believe that (i) the Registration Statement or any amendments thereto, at the time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, and any amendment or supplement thereto, as of its date or at the First Closing Date or the Second Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no belief as to the financial statements or schedules or other financial or statistical data derived therefrom, included or incorporated by reference in the Registration Statement or the Prospectus or any amendments or supplements thereto.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                                   Exhibit A-4

                                    EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

____________, 2003

JMP Securities LLC
Stifel, Nicolaus & Company, Incorporated
         As Representatives of the Several Underwriters
c/o JMP Securities LLC
One Embarcadero Center, Suite 2100
San Francisco, California 94111

Re:      Hanover Capital Mortgage Holdings, Inc. (the "COMPANY")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("COMMON STOCK") or securities convertible into, exchangeable, or exercisable for Common Stock ("SECURITIES"). The Company proposes to carry out a public offering of Common Stock (the "OFFERING") for which you will act as underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of JMP Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT") or otherwise dispose of any shares (collectively, a "DISPOSITION") of Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date ninety (90) days after the date of the Prospectus (the "LOCK-UP PERIOD"). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of

                                   Exhibit B-1

Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

_____________________________________
Printed Name of Holder

By:__________________________________
   Signature

_____________________________________
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                   Exhibit B-2